Exhibit 10.7

OFFICE LEASE

49 STEVENSON STREET

SAN FRANCISCO, CALIFORNIA

BASIC LEASE INFORMATION

Date: July 28, 2005

Landlord: OP&F Stevenson Street Corporation, a California corporation

Tenant: Lionbridge U.S., Inc., a Delaware corporation

Premises (Section 1.1): Suite 1400, approximately 7,721 rentable square feet located on the fourteen (14th) floor of the Building.

Term (Section 2.1): One (1) year

Commencement Date (Section 2.1): August 1, 2005

Expiration Date (Section 2.1): One (1) year from the Commencement Date, unless sooner terminated or extended as provided in the Lease.

Base Rent (Section 3.1 (a)):

(a)	The Rent Commencement Date through the	$204,606.50	annual
	Expiration Date	$17,050.54	monthly

Base Expanse Year (Section 3.1(b)):	2005

Base Tax Year (Section 3.l(c)):	2005

Tenant’s Percentage Share (Section 4.1): 6.37%, based on the rentable square footage of the Premises as being 7,721 rsf, and on the rentable square footage of the Building as being 121,179 rsf.

Permitted Use (Section 6.1): General office use and, subject to the terms of the Lease, uses incidental thereto that are in keeping with the character of the Building as a quality high-rise downtown office building.

Liability Insurance (Section 11.1):	$2,000,000

Deposit (Section 22.1):	$17,050.54

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Landlord’s Address (Section 24.1):	OP&F Stevenson Street Corporation RREEF as agent for OP&F Stevenson 49 Stevenson Street, Suite 460 San Francisco, California 94105 Attn: Lisa Vogel

With a copy (which shall not constitute notice) to:

Cathy L. Croshaw, Esq. Luce, Forward, Hamilton & Scripps, LLP 121 Spear Street, Suite 200 San Francisco, California 94105

Notices to Manager:	RREEF as agent for OP&F Stevenson 49 Stevenson Street, Suite 460 San Francisco, California 94105 Attn: Property Manager

Tenant’s Address (Section 24.1):	Lionbridge U.S., Inc. 49 Stevenson Street, Suite 1400 San Francisco, California 94105 Attn:

With a copy to:	Lionbridge Technologies, Inc. 1050 Winter Street, Suite 2300 Waltham, Massachusetts 02451 Attn: Mark Branciforte

Real Estate Broker(s) (Section 25.5):	Landlord’s Broker:

Cushman & Wakefield of California One Maritime Plaza San Francisco, California 94111

Tenant’s Broker:

Grubb & Ellis 255 California Street, 14th Floor San Francisco, California 94111

Guarantor:	Lionbridge Technologies, Inc., a Delaware corporation will guaranty Tenant’s obligations under this Lease pursuant to separate written guaranty agreement to be executed concurrently with this Lease.

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The foregoing Basic Lease Information is incorporated in and made a part of the Lease to which it is attached. If there is any conflict between the Basic Lease Information and the Lease, the Lease shall control.

LANDLORD:			TENANT:

OP&F STEVENSON STREET CORPORATION a California corporation			LIONBRIDGE U.S., INC., a Delaware corporation

By:	RREEF MANAGEMENT COMPANY, a Delaware corporation, its Manager

	By:		By:
		Lisa Vogel,	Print Name	David W Dahn
		Vice President and District Manager	Its:	Treasurer

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THIS LEASE, made as of the date specified in the Basic Lease Information, by and between OP&F STEVENSON STREET CORPORATION, a California corporation (“Landlord”), and LIONBRIDGE U.S., INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

1. PREMISES

1.1. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the covenants hereinafter set forth, to all of which Landlord and Tenant hereby agree, the space on the floor(s) specified in the Basic Lease Information (the “Premises”), as outlined on the floor plan(s) attached hereto as Exhibit A, in that certain 15 story office building located at 49 Stevenson Street, San Francisco, California 94105 owned by Landlord (the “Building”). As used in this Lease, the Building includes all of the land on which the Building is located and all appurtenances thereto. Tenant shall have the right to use, in common with others, the entrances, lobbies, corridors, stairs and elevators of the Building (the “Common Areas”) for access to the Premises. All of the exterior windows and exterior walls of the Building and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord. If the Premises provide access to any outdoor balconies or decks, these areas shall be used exclusively for maintenance and repair of any structural elements of the Building located thereon, including roof and roof membrane elements, and for the use of exterior window cleaning equipment and Landlord reserves the right, upon prior notice to Tenant, to enter upon such facilities through the Premises for purposes of performing such maintenance.

1.2. Provided that Tenant’s reasonable access to the Building and the Premises are maintained, Landlord may change the location, size and configuration of the Common Areas, close temporarily or permanently any Common Areas, add additional improvements to the Common Areas or do and perform such other acts and make such other changes to or use of the Common Areas as Landlord may, in the exercise of its sound business judgment, deem to be appropriate, and such change or improvement to or closure or use of the Common Areas by Landlord shall in no way affect this Lease or impose any liability on Landlord.

1.3. No easement for light, air or view is included with or appurtenant to the Premises. Any diminution or shutting off of light, air or view by any structure which may hereafter be erected (whether or not constructed by Landlord) shall in no way affect this Lease or impose any liability on Landlord. Tenant shall have no right of access to, or use of, the roof of the Building.

1.4. Landlord and Tenant acknowledge and agree that the rentable square footage of the Premises has been calculated by Landlord in accordance with standards of measurement adopted by the Building Owners and Managers Association, American Standard, ANSI/BOM A Z.65.1-1996, as modified by Landlord for uniform use in the Building, and said square footage figures provided in the Basic Lease Information shall be final and binding on Landlord and Tenant for all purposes under this Lease; provided, however, Landlord reserves the right to adjust the square footage figures based on modifications or alterations to the Building, as

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evidenced by written verification of Landlord’s space planner as to the revised rentable square footage figures.

2. TERM

2.1. Subject to the provisions of this Section 2.1, the term of this Lease shall be the term specified in the Basic Lease Information. The term of this Lease shall commence on the Commencement Date specified in the Basic Lease Information. Unless sooner terminated or extended as hereinafter provided, the term of this Lease shall end on the Expiration Date specified in the Basic Lease Information (the “Expiration Date”).

2.2.

(a) On the Commencement Date Landlord will be deemed to have delivered possession of the Premises to Tenant in its “as-is” condition and configuration and Tenant shall accept such delivery of the Premises, which acceptance shall constitute the agreement of Tenant that the Premises are in the condition required by this Lease, and Tenant waives any and all defects therein.

(b) Tenant acknowledges that the Premises have been previously built-out and improved for occupancy by a prior tenant and that the HVAC, life safety, plumbing, electrical and other Building systems serving and located in the Premises have been configured for the use of the prior tenant and, no re-engineering of any Building system is contemplated as a condition to the delivery of the Premises to Tenant. The Premises will be delivered to Tenant with all Building systems serving and located in the Premises in good working order; provided, however, Landlord makes no representation or warranty as to, and Tenant waives as against and releases Landlord from any and all claims based on, any physical condition at the Premises as of the date of this Lease, or on the configuration or compatibility of any Building systems existing in the Premises as of the date of this Lease with Tenant’s use and occupancy of the Premises.

(c) Except for use of the Premises for office purposes, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the suitability or fitness of the Premises or the Building for the conduct of Tenant’s business.

2.3. Tenant shall deliver to Landlord the insurance policies or certified copies and a certificate of insurance with respect thereto required by Section 11.2 hereof prior to, and as a condition of, Tenant’s initial entry upon or occupancy of the Premises.

3. RENT

3.1. Tenant shall pay to Landlord the following amounts as rent for the Premises:

(a) During the term of this Lease, Tenant shall pay to Landlord, as base monthly rent, the amount of monthly rent specified in the Basic Lease Information (the “Base Rent”). The date on which Tenant’s obligation to pay Base Rent commences is referred to as the “Rent Commencement Date”.

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(b) During each calendar year or part thereof during the term of this Lease subsequent to the base expense calendar year specified in the Basic Lease Information (the “Base Expense Year”), Tenant shall pay to Landlord, as additional monthly rent, Tenant’s Percentage Share (as hereinafter defined) of the total dollar increase, if any, in all Operating Expenses (as hereinafter defined) paid or incurred by Landlord in such calendar year or part thereof over the Operating Expenses paid or incurred by Landlord in the Base Expense Year.

(c) During each tax year (July 1 through June 30) or part thereof during the term of this Lease subsequent to the base tax year ending June 30 of the year specified in the Basic Lease Information (the “Base Tax Year”), Tenant shall pay to Landlord, as additional monthly rent, Tenant’s Percentage Share of the total dollar increase, if any, in all Property Taxes (as hereinafter defined) paid or incurred by Landlord in such tax year or part thereof over the Property Taxes paid or incurred by Landlord in the Base Tax Year.

(d) From and after execution of this Lease (whether accruing prior to or after commencement of the term of this Lease), Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated “additional rent”. As used in this Lease, “rent” shall mean and include Base Rent, additional monthly rent and additional rent payable by Tenant in accordance with this Lease.

3.2. The additional monthly rent payable pursuant to Sections 3.1 (b) and 3.1(c) hereof shall be calculated and paid in accordance with the following procedures:

(a) On or before the first day of each calendar year during the term of this Lease other than during the Base Expense Year and the Base Tax Year, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord’s estimate of the amounts payable under Sections 3.1(b) and 3.1(c) hereof for the ensuing calendar year. On or before the first day of each month during such ensuing calendar year, Tenant shall pay to Landlord one twelfth of such estimated amounts. If such notice is not given for any calendar year, Tenant shall continue to pay on the basis of the prior year’s estimate until the month after such notice is given, and subsequent payments by Tenant shall be based on Landlord’s current estimate. If at any time it appears to Landlord that the amounts payable under Sections 3.1 (b) and 3.1(c) hereof for the current calendar year will vary from Landlord’s estimate, Landlord may, by giving written notice to Tenant, revise Landlord’s estimate for such year, and subsequent payments by Tenant for such year shall be based on such revised estimate.

(b) Within a reasonable time after the end of each calendar year, Landlord shall give Tenant a written statement of the amounts payable under Sections 3.1 (b) and 3.1(c) hereof for such calendar year certified by Landlord. If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit the excess to the next succeeding monthly installments payable under Sections 3.1 (b) and 3.1(c) hereof. If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within ten (10) days after delivery of such statement. Tenant or Tenant’s authorized agent or representative shall have the right to inspect the books of Landlord relating to Operating Expenses and Property Taxes, after giving reasonable prior

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written notice to Landlord within ninety (90) days of Landlord’s statement, and during the business hours of Landlord at Landlord’s office in the Building or at such other location as Landlord may designate, for the purpose of verifying the information in such statement. Landlord’s statement shall be deemed final and binding on Tenant, absent such a request by Tenant. If Tenant shall have availed itself of its right to inspect the books and records, and whether or not Tenant disputes the accuracy of the information set forth in such books and records, Tenant shall nevertheless pay the amount set forth in Landlord’s statement and continue to pay the amounts required by the provisions of this Article 3, pending resolution of said dispute. Any default in the payment of such charges by Tenant shall be deemed an Event of Default under this Lease. If and to the extent Tenant disputes the accuracy of Landlord’s books and records, such claim shall be based on an inspection conducted by an independent certified public accountancy firm engaged by Tenant (and not compensated on a contingency basis) reasonably acceptable to Landlord. If Tenant’s dispute is resolved in favor of Tenant and it is determined that Landlord’s statement overstated Operating Expenses and Property Taxes for the year in question by five percent (5%) or more, Landlord shall reimburse Tenant for the reasonable costs of Tenant’s accountant in performing the inspection provided for in this paragraph.

(c) Failure by Landlord to give any notice or statement to Tenant under Section 3.2(b) shall not waive Landlord’s right to receive, or Tenant’s obligation to pay, the amounts payable by Tenant under Section 3.1(b) and 3.1(c) hereof. If the term of this Lease ends on a day other than the last day of a calendar year, the amounts payable by Tenant under Sections 3.1(b) and 3.1(c) hereof applicable to the calendar year in which such term ends shall be prorated according to the ratio which the number of days in such calendar year to and including the end of the term bears to three hundred sixty five (365). Termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 3.2(b) hereof to be performed after such termination.

3.3. Tenant shall pay all Base Rent and additional monthly rent under Section 3.1 hereof to Landlord, in advance, on or before the first day of each and every calendar month during the term of this Lease, except that Base Rent for the first full calendar month of the term of this Lease (the “First Month”) shall be paid upon execution of this Lease. If the Rent Commencement Date occurs on any day other than the first day of a calendar month, Base Rent for the period from the Rent Commencement Date through the end of said calendar month shall be due and payable on the Rent Commencement Date, and the Base Rent payable upon execution of this Lease shall be credited against the Base Rent due for the First Month as of the first day of the First Month. Tenant shall pay all rent to Landlord without notice, demand, deduction or offset, in lawful money of the United States of America, at the address of Landlord specified in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing. If the Commencement Date as determined in accordance with Section 2.1 hereof is not the first day of the month and the Expiration Date is not the last day of the month, then the rent for the fractional month shall be appropriately prorated.

4. OPERATING EXPENSES AND PROPERTY TAXES

4.1. As used in this Lease, “Tenant’s Percentage Share” shall mean the percentage specified in the Basic Lease Information.

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4.2. As used in this Lease, “Operating Expenses” shall mean all costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, maintenance or repair of the Building or in providing services in accordance with this Lease, including, without limitation, the following: salaries, wages, other compensation, taxes and benefits (including payroll, social security, workers’ compensation, unemployment, disability and similar taxes and payments) for all personnel engaged in the management, operation, maintenance or repair of the Building; uniforms provided to such personnel; premiums, deductibles and other charges for all property, earthquake, rental value, liability and other insurance carried by Landlord; water and sewer charges or fees; license, permit and inspection fees; electricity, chilled water, air conditioning, gas, fuel, steam, heat, light, power and other utilities; sales, use and excise taxes on goods and services purchased by Landlord; telephone, delivery, postage, stationery supplies and other expenses; management fees and expenses; equipment lease payments; repairs to and maintenance of the Building, including Building systems and accessories thereto and repair and replacement of worn out or broken equipment, facilities, parts and installations, but excluding the replacement of major Building systems; janitorial, window cleaning, concierge, guard, extermination, water treatment, garbage and waste disposal, rubbish removal, plumbing and other services; inspection or service contracts for elevator, electrical, mechanical, life safety and other Building equipment and systems; intra-Building network cable maintenance and repair; supplies, tools, materials and equipment; accounting, legal and other professional fees and expenses (excluding legal fees incurred by Landlord relating to disputes with specific tenants or the negotiation, interpretation or enforcement of specific leases); painting the exterior or the public or Common Areas of the Building and the cost of maintaining the sidewalks, landscaping and other Common Areas of the Building; the cost, reasonably amortized as determined by Landlord with interest at the rate of ten percent (10%) per annum, or such higher rate as Landlord may actually have to pay, on the unamortized balance, of any and all furniture, fixtures, draperies, carpeting and personal property (excluding paintings, sculptures or other works of fine art) furnished by Landlord in the Common Areas of the Building or in the Building office; all costs and expenses resulting from compliance with any laws, ordinances, rules, regulations or orders applicable to the Building; Building office rent or rental value for office space reasonably necessary for the proper management and operation of the Building; all costs and expenses of contesting by appropriate legal proceedings any matter concerning managing, operating, maintaining or repairing the Building, or the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building, or the amount or validity of any Property Taxes; the amortized cost of the Transit Impact Development Fee of the City and County of San Francisco applicable to the Building; reasonable depreciation as determined by Landlord on all machinery, fixtures and equipment (including window washing machinery) used in the management, operation, maintenance or repair of the Building and on window coverings provided by Landlord; and the cost, reasonably amortized as determined by Landlord, with interest at the rate of ten percent (10%) per annum, or such higher annual rate as Landlord may actually have to pay, on the unamortized balance, of all capital improvements made to the Building or capital assets acquired by Landlord that are designed or intended to be a labor saving or energy saving device, or to improve economy or efficiency in the management, operation, maintenance or repair of the Building, or to reduce any item of Operating Expenses, or to improve life safety or indoor air quality conditions in the Building, or that are reasonably necessary to comply with any conservation program or required by any law, ordinance, rule, regulation or order. Operating

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Expenses shall not include Property Taxes; depreciation on the Building (except as described above), costs of tenant improvements, real estate brokers commissions, and other costs incurred in negotiating any leases, lease amendments or other leasing transactions with existing or prospective tenants of the Building; interest (except as described above) or capital items (except as described above). Actual Operating Expenses for the Base Expense Year and each subsequent calendar year shall be adjusted, if necessary, to equal Landlord’s reasonable estimate of Operating Expenses for a full calendar year with the total area of the Building occupied during such full calendar year. The determination of Operating Expenses shall be in accordance with generally accepted accounting principles applied on a consistent basis.

4.3. As used in this Lease, “Property Taxes” shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Building or any part thereof or any personal property used in connection with the Building, or any taxes or assessments levied against or measured by the gross rentals received by Landlord from the Building or in connection with the business of renting space in the Building, or any charge or fee imposed by any federal, state or local government, district or agency for fire protection, trash removal, sidewalk, street maintenance or other public service(s). Property Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes. Property Taxes shall not include any tax, assessment, excise, levy, fee or charge paid by Tenant pursuant to Section 5.1 hereof.

5. OTHER TAXES PAYABLE BY TENANT

5.1. In addition to all monthly rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse Landlord upon demand for all taxes, assessments, excises, levies, fees and charges, including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are payable by Landlord and levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the Premises, (b) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant as outlined in this Lease, regardless of whether title to such improvements is vested in Tenant or Landlord, (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. All taxes, assessments, excises, levies, fees and charges payable by Tenant under this Section 5.1 shall be deemed to be, and shall be paid as, additional rent.

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6. USE

6.1. Tenant shall use and occupy the Premises solely for the Permitted Use provided in the Basic Lease Information and for no other purpose. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, or which is prohibited by any insurance policy carried by Landlord for the Building, or which will in any way increase the existing rate of, or cause a cancellation of, or affect any insurance for the Building. Tenant shall not bring, keep, discharge or release or permit to be brought, kept, discharged or released, in or from the Premises or the Building any toxic or hazardous substance, material or waste or any other contaminant or pollutant, other than nonreportable quantities of such substances when found in commonly used household cleansers, office supplies and general office equipment, and any such substances shall be used, kept, stored and disposed of in strict accordance with all applicable federal, state and local laws. Tenant shall comply with all applicable federal, state and local reporting and disclosure requirements applicable to its business operations in the Premises. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other tenants of the Building, or injure or annoy them. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises.

6.2. Tenant shall not conduct or permit any retail or wholesale sale of goods or merchandise, or sale of goods or merchandise to the trade, in the Premises, nor may Tenant use any portion of the Premises, for a medical or dental office; an office providing any type of psychological, parole or drug counseling; telemarketing operations; consulate, foreign mission or trade office; government or regulatory agency office or similar uses. Solicitations or promotions by Tenant to other tenants in the Building are prohibited. Tenant shall not bring or keep in the Premises any furniture, equipment, materials or other objects which overload the Premises or any portion thereof in excess of fifty (50) pounds per square foot live or dead load and twenty (20) pounds per square foot partition load, which are the normal load bearing capacities of the floors and walls of the Building, nor shall Tenant permit the general office operations in the Premises to be conducted in such a manner that the Premises are occupied by more than one (1) person per one hundred (100) square feet of usable area, or that the usage of electric current or HVAC (as hereinafter defined) services exceeds the capacity of existing Building systems.

6.3. Except as permitted under Section 6.1, Tenant shall notify Landlord immediately upon discovery of the presence, discharge or release of any hazardous or toxic substance in or around the Premises or the Building. Upon the written request of Landlord, Tenant shall provide periodic written reports of the type and quantities of hazardous substances, materials, waste and contaminants used, stored or being disposed of by Tenant in the Premises. If Landlord in good faith determines that such substances create a risk to the health and safety of the Tenant’s employees and invitees or to any other tenant or invitee of the Building, Tenant shall, upon demand by Landlord, take such remedial action, at the sole cost and expense of Tenant (including, without limitation, elimination or removal of any hazardous substances from the Premises), as Landlord deems necessary or advisable or as required by any applicable law.

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7. SERVICES

7.1. Landlord shall supply the Premises with electricity for general office lighting and the operation of desk top office machines, water for lavatory and drinking purposes and, during reasonable and usual business hours, as determined by Landlord and subject to the Rules and Regulations (as hereinafter defined) established by Landlord, heating, ventilating and air conditioning reasonably required for the use and occupancy of the Premises for general office purposes. Landlord shall also furnish normal elevator service to the Premises at all times, and lighting replacement for Building standard lights, restroom supplies and window washing when needed, as determined by Landlord and subject to the Rules and Regulations. Landlord shall furnish normal janitorial service to the Premises during the times and in the manner that such service is customarily furnished in comparable office buildings in the area. Landlord shall not be liable for any criminal acts of others or for any direct, consequential or other loss or damage related thereto. Landlord shall not be in default under this Lease or be liable for any damage or loss directly or indirectly resulting from, nor shall the rent be abated or a constructive or other eviction be deemed to have occurred by reason of, any installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, any failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or breakdown or any condition beyond the control of Landlord or by the making of repairs or improvements to the Premises or to the Building, or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any resource or form of energy serving the Premises or the Building, whether such results from mandatory restrictions or voluntary compliance with guidelines. Landlord shall use reasonable efforts to correct any interruption in the furnishing of such services.

7.2. Tenant acknowledges that the heating, air conditioning and ventilating (“HVAC”) system of the Building is designed to operate efficiently while electrical equipment such as customary lamps, desktop computers and other small fractional horsepower desktop office machines are being used in the Premises and while the Premises are occupied in any HVAC zone by not more than one person per one hundred (100) square feet of usable area therein. If the temperature otherwise maintained in any portion of the Premises by the HVAC system of the Building is affected by (a) Tenant’s use of any lights, machines or equipment (including, without limitation, computers, telecommunications equipment and copying machines), or (b) the occupancy of the Premises by more than one person per one hundred (100) square feet of usable area, or (c) an electrical load that generates heat in excess of 3.413 BTUs per square foot per hour of usable area, Landlord shall have the right, unless Tenant ceases and desists from such usage or excess occupancy within five (5) days after written notice from Landlord, to install any machinery and equipment that Landlord reasonably deems necessary to restore temperature balance, including, without limitation, modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance incurred thereby, shall be paid by Tenant to Landlord, as additional rent, upon billing by Landlord.

7.3. Without the prior written consent of Landlord, which Landlord may refuse in its sole discretion, Tenant shall not: (a) connect or use any electrical equipment that exceeds the capacity of the Building electrical system panel serving the Premises; or (b) connect any apparatus, machine or device through electrical outlets except in the manner for which such

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outlets are designed and without the use of any device intended to increase the plug capacity of any electrical outlet. If Tenant installs lighting requiring power in excess of that required for normal office use in the Building or equipment or computers requiring power in excess of that required for normal desk top office equipment, or if Tenant’s consumption of electricity is otherwise in excess of the amount that would reasonably be incurred for a business operating as a general business office during reasonable and usual business hours, all as reasonably determined by Landlord based on the actual additional cost incurred by Landlord for electricity, Landlord shall have the right to impose a reasonable charge, as determined by Landlord, for such excess use, and Tenant shall pay to Landlord, upon billing by Landlord, the cost of such excess, as reasonably determined by Landlord. Landlord shall have the right at any time to install an electric current monitoring device in the Premises or otherwise to measure the amount of electric current consumed on the Premises, and the cost of such device or other corrective measures and the installation and maintenance thereof shall be paid for by Tenant. All costs payable by Tenant under this Section 7.3 shall be deemed to be, and shall be paid as, additional rent.

7.4. Landlord shall provide and maintain, at no expense to Tenant (other than as an item of Operating Expenses), telephone riser space in the Building core adequate to accommodate the telecommunications needs of a general office tenant, and lines and conduit in Building risers or pathways that provide a continuous connection of intrabuilding telecommunications cabling from a telephone closet located on the floor of the Premises (the “Telephone Closet”) to the main telephone closet located in the ground or basement level floors of the Building. Subject to such reasonable rules and regulations as may be adopted by Landlord for uniform application to all tenants in the Building, Landlord shall permit Tenant reasonable access to the Telephone Closet and the Building’s intrabuilding telecommunications cabling for the purposes permitted hereinabove and agrees that Tenant may install, remove and maintain in the Premises such voice and data telecommunications equipment as is generally utilized by office tenants and, in connection therewith, to connect the same to the distribution frames located in the Telephone Closet; provided, however, Tenant shall not alter, modify, add to or disturb any telecommunications wiring or cabling in any portion of the Building outside the Premises without Landlord’s prior written consent and, except as herein provided, no right is herein granted (express or implied) to Tenant to place any telecommunications device (receive only or transmitting) anywhere in the Building outside of the Premises. Landlord may limit and control access to the Telephone Closet to Landlord approved vendors and telecommunications providers, and may charge telecommunications providers for the use of, or access to, the Building’s telecommunications lines, conduits and risers. Tenant shall be solely responsible for, and shall indemnify, defend and hold Landlord harmless, from any and all damage to the telecommunications cabling and wiring in the Building due to the act (negligent or otherwise) of Tenant or any employee, agent or contractor of Tenant. Landlord makes no representation to Tenant regarding the condition, security, availability or suitability for Tenant’s purposes of existing intrabuilding network cabling, risers, pathways or any telecommunications services presently located within the Building, and Tenant hereby waives any claim against Landlord for any damages if Tenant’s telecommunications services in any way are interrupted, damaged or otherwise interfered with, except to the extent caused by the gross negligence or willful or criminal misconduct of Landlord, its agents or employees, provided that in no event shall any such interruption, damage or interference entitle Tenant to any consequential damages (including damages for loss of business) or relieve Tenant of any of its obligations under this Lease. Tenant shall maintain and repair all telecommunications cabling and wiring within or exclusively

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serving the Premises, and shall remove the same, at its sole cost and expense, at the expiration or earlier termination of the term of this Lease.

7.5. Extraordinary Services. Landlord may impose a reasonable direct charge and establish reasonable rules and regulations for any of the following: (a) the use of any HVAC by Tenant at any time other than during Regular Business Hours; (b) the usage of any services provided to Tenant (including without limitation, freight elevator service, or use of the loading dock facilities by Tenant) at any time other than during Regular Business Hours, except that there shall be no additional charge for passenger elevator service, general access, domestic water, and charges for after hours use of electricity shall be made only with respect to overstandard use consistent with the provisions of Section 7.3; and (c) additional or unusual janitorial services required because of any non-building standard improvements in the Premises, the carelessness of Tenant, the nature of Tenant’s business other than normal office use (including the operation of Tenant’s business other than during Regular Business Hours). The foregoing direct charges shall be payable by Tenant as additional rent on the next rent payment date after submission of an invoice therefor by Landlord. Notwithstanding anything to the contrary contained in this Lease, Landlord shall have the right, at its option, to distribute electric current for the Building, and in connection therewith to meter and charge all tenants in the Building, including Tenant, directly for their use of electricity and HVAC within their respective premises. In such event, Tenant shall pay such charges as additional rent on a monthly basis within thirty (30) days after invoice therefor, and all such charges shall be excluded from Operating Expenses under Section 4.2. Landlord may cease to furnish electricity upon thirty (30) days’ prior written notice, provided within such period Landlord connects Tenant with another source of electric supply.

7.6. Subject to the Rules and Regulations of the Building, Landlord hereby establishes the period from 8:00 A.M. to 6:00 P.M., Monday through Friday, excluding New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and such other holidays as are generally recognized in San Francisco, California, as the business hours of the Building (“Regular Business Hours”).

8. MAINTENANCE AND REPAIRS

8.1. Landlord shall maintain and repair the Common Areas of the Building, the roof and exterior elements of the Building, and the elevator, mechanical (heating, ventilating and air conditioning) and electrical systems of the Building and keep such areas, elements and systems in reasonably good order and condition. Any damage in or to any such areas, elements or systems caused by Tenant or any agent, officer, employee, contractor, licensee or invitee of Tenant shall be repaired by Landlord at Tenant’s expense and Tenant shall pay to Landlord, upon billing by Landlord, as additional rent, the cost of such repairs incurred by Landlord.

8.2. Tenant shall, at all times during the term of this Lease and at Tenant’s sole cost and expense, maintain and repair the Premises and every part thereof and all equipment, fixtures and improvements therein and keep all of the foregoing clean and in good order and operating condition, ordinary wear and tear and damage thereto by fire or other casualty excepted. Tenant hereby waives all rights under California Civil Code Section 1941 and all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided by California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect.

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Subject to Section 9.3 hereof, Tenant shall, at the end of the term of this Lease, surrender to Landlord the Premises and all alterations, additions, fixtures and improvements therein or thereto in the same condition as when received, ordinary wear and tear and damage thereto by fire or other casualty excepted.

9. ALTERATIONS

9.1. Tenant shall not make any alterations, additions or improvements in or to the Premises or any part thereof, or attach any fixtures or equipment thereto, without Landlord’s prior written consent. All alterations, additions and improvements, if any, made by Tenant in or to the Premises shall be made at Tenant’s sole cost and expense, shall be consistent with the general office use of the Premises, shall not adversely affect the utility of the Premises for future tenants, shall not affect in any way the structural, exterior or roof elements of the Building or the elevator, mechanical, electrical, plumbing or life safety systems of the Building or cause or result in Landlord being required by law to make additional alterations, additions or improvements to the Building or any portion thereof, and shall otherwise be done in compliance with all of the following:

(a) No such work shall proceed without Landlord’s prior written approval of (i) Tenant’s contractor(s); (ii) certificates of insurance from a company or companies approved by Landlord, furnished to Landlord by Tenant’s contractor for combined single limit bodily injury and property damage insurance covering commercial general liability and automobile liability, in an amount not less than two million dollars ($2,000,000) per occurrence, endorsed to provide coverage for completed operations, product liability and broad form property damage liability, and endorsed to show Landlord as an additional insured, and for workers’ compensation as required by law, endorsed to show a waiver of subrogation by the insurer to any claims Tenant’s contractor may have against Landlord; (iii) certificates of insurance from a company or companies approved by Landlord, furnished to Landlord by Tenant for “Builder’s All-Risk” insurance in an amount approved by Landlord covering the construction of the improvements; (iv) adequate financial assurances in form and substance reasonably requested by Landlord securing the lien free completion of the intended work, and (v) detailed plans and specifications for such work, prepared by a licensed architect and engineer approved in writing by Landlord.

(b) All such work shall be done strictly in accordance with the plans approved by Landlord and otherwise in conformity with a valid building permit and/or all other permits or licenses when and where required, copies of which shall be furnished to Landlord before the work is commenced, and with any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Landlord, being promptly replaced and corrected at Tenant’s expense. Landlord’s approval or consent to any such work shall not impose any liability upon the Landlord.

(c) Tenant shall pay Landlord prior to commencement of the work an administration fee equal to five percent (5%) of the cost of the work to compensate Landlord for the administrative costs incurred and the Building services provided by Landlord in the supervision and coordination of the work.

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(d) Tenant shall immediately reimburse Landlord for any expense incurred by Landlord by reason of any faulty work done by Tenant or Tenant’s contractors, or by reason of delays caused by such work, or by reason of inadequate cleanup.

(e) Tenant shall be responsible for any alterations, additions or improvements required by law to be made by Landlord to or in the Premises or the Building as a result of Tenant’s proposed alterations, additions or improvements.

(f) Tenant or its contractors will in no event be allowed to make plumbing, mechanical or electrical improvements to the Premises which adversely affect the Building or any structural modification to the Building without first obtaining Landlord’s consent, which Landlord can in its sole and absolute discretion.

(g) All work by Tenant shall be scheduled through Landlord and shall be diligently and continuously pursued from the date of its commencement through its completion.

(h) Upon completion of any alterations, additions or improvements in or to the Premises by Tenant, Tenant shall, at its sole cost and expense, promptly provide Landlord with updated “record” drawings of all such alterations and improvements.

9.2. Tenant shall give written notice to Landlord of the date on which construction of any work will be commenced at least ten (10) days prior to such date. Tenant shall keep the Premises and the Building free from mechanics’, materialmen’s and all other liens arising out of any work performed, labor supplied, materials furnished or other obligations incurred by Tenant. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based, and in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed by bond or otherwise within five (5) days after written notice of such lien is delivered by Landlord to Tenant, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any of its obligations, immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed additional rent under this Lease and shall immediately be due and payable by Tenant.

9.3. All alterations, additions, fixtures and improvements, including carpeting, whether temporary or permanent in character, made in or to the Premises by Landlord or Tenant (other than and excluding trade fixtures paid for by Tenant, shall become part of the Building and Landlord’s property immediately upon installation or completion of construction. Upon termination of this Lease, Landlord shall have the right, at Landlord’s option, by giving written notice to Tenant at any time before or within thirty (30) days after such termination, to retain all such alterations, additions, fixtures (including trade fixtures) and improvements in the Premises, without compensation to Tenant, or to require Tenant to remove all such alterations, additions, fixtures and improvements from the Premises, repair all damage caused by any such removal,

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and restore the Premises (including restoration of all openings or holes, stairs and vertical penetrations in the Premises) to the condition in which the Premises existed before such alterations, additions, fixtures and improvements were made. If Tenant fails to remove such property and improvements following demand by Landlord, Tenant shall pay to Landlord, upon billing by Landlord, the cost of such removal, repair and restoration (including a reasonable charge for Landlord’s overhead and profit). All movable furniture, equipment, trade fixtures paid for by Tenant, computers, office machines and other personal property shall remain the property of Tenant. Upon termination of this Lease, Tenant shall, at Tenant’s expense, remove all such movable furniture, equipment, trade fixtures, computers, office machines, telephones and other personal property (including without limitation all cables, wiring and conduits connecting same) from the Building and repair all damage caused by any such removal. Termination of this Lease shall not affect the obligations of Tenant pursuant to this Section 9.3 to be performed after such termination.

10. INDEMNIFICATION AND RELEASE OF LANDLORD

10.1. Landlord shall not be liable to Tenant, and Tenant hereby waives any and all claims against Landlord, for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises or the Building, or any loss of business or goodwill arising at any time and from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord. In addition to the foregoing limitations of liability set forth above, Tenant acknowledges and agrees that in the event it shall have any claim against Landlord arising out of or related to this Lease, Tenant’s sole and exclusive recourse shall be against the interest of Landlord in the Building, and Tenant hereby releases and waives any and all rights to assert any claim against, or obtain any damages from, the partners, directors and officers of Landlord or any persons or entities constituting or representing Landlord.

10.2. Tenant shall indemnify and defend Landlord and save it harmless from and against any and all claims, suits, actions, proceedings, liability, damages, costs or expenses, including attorneys’ and experts’ fees and court costs, arising (i) from any act, omission, or negligence of Tenant or its officers, contractors, licensees, agents, employees, guests, invitees, or visitors in or about the Premises, (ii) from Tenant’s use or occupancy of the Premises or the business conducted by Tenant therein, (iii) from any breach or default under this Lease by Tenant, (iv) from or relating to the enforcement by Landlord of the provisions of this Lease as against Tenant, or (v) from any accident, injury, or damage, howsoever and by whomsoever caused, to any person claiming by through or under Tenant, or to property, occurring in or about the Building, the Premises or the Property caused by Tenant or its officers, contractors, licensees, agents, employees, guests, invitees or visitors. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from the injuries to third parties caused solely and directly by the negligence, acts or omissions of Landlord or its officers, contractors, licenses, agents, employees or invitees. The provisions of this Section shall survive the expiration or termination of this Lease.

10.3. The indemnification provisions of this Article 10 are in addition to and shall not detract from, or impair, the indemnification obligations of Tenant under any other provisions of this Lease.

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11. INSURANCE

11.1. Insurance Maintained by Tenant. Tenant shall maintain in full force and effect during the entire term of this Lease, at its own cost and expense, the following policies of insurance:

(a) Commercial General Liability Insurance and Umbrella Liability Insurance. In an amount equal to that currently maintained by Tenant, but not less than $2,000,000 each occurrence. If such CGL insurance contains a general aggregate limit, it shall apply separately to this location. Said policy shall provide coverage for bodily injury, property damage and advertising/personal injury arising from premises, operations, independent contractors, products- completed operations, and liability assumed under an insured contract both oral and written. Not more frequently than once each three years, if, in the opinion of Landlord the amount of Commercial General Liability insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as reasonably required by Landlord not more than the amount customarily required by landlords for comparable buildings.

(b) Workers’ Compensation Insurance and Employers’ Liability Insurance. Worker’s Compensation Insurance as required by law and Employer’s Liability Insurance in an amount equal to that currently maintained by Tenant, but not less than the following:

(i) Bodily Injury by Accident: $1,000,000 each accident;

(ii) Bodily Injury by Disease: $1,000,000 policy limit; and

(iii) Bodily Injury by Disease: $1,000,000 each employee.

(c) Commercial Property Insurance. Covering the Tenant Improvements and other Tenant personal property, including fixtures, inventory, equipment, and betterments and all other of the Premises and (if any, such as installed by or for Tenant) all mechanical, plumbing, heating, ventilating, air conditioning, electrical. The policy shall, at a minimum, cover the perils insured under the ISO Special Causes of Loss Form (CP 10 30), but must include coverage for the following: vandalism, malicious mischief, sprinkler leakage. Such insurance shall be in an amount equal to 100% of the full replacement cost. Any coinsurance requirement in the policy shall be eliminated through the attachment of an agreed amount endorsement, or as is otherwise appropriate under the particular policy form. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair and/or replace the Premises, and the Tenant Improvements, fixtures, glass, equipment, mechanical, plumbing, heating, ventilating, air conditioning, electrical, telecommunication and other equipment, systems and facilities so insured.

Because this property is located in a zone known for the hazard of Earthquakes, Tenant shall also purchase Earthquake coverage with a limit equal to the full replacement cost of the property described in this Section 11.1 (c) above, but Tenant shall not be required to insure any part of the Building not included in the Premises.

(d) Business Interruption or Rental Loss Insurance. Sufficient to cover, for a period of not less than one year, all rental, expense and other payment obligations of Tenant

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under this Lease, including, without limitation, Base Rent and adjustments thereto, and Taxes, Operating Expenses and all other costs, fees, charges and payments which would be borne by or due from Tenant under this Lease if the Premises and Tenant’s business were fully open and operating.

(e) Any other forms of insurance Landlord may require from time to time, in form and amounts and for insurance risks against which a prudent Tenant of comparable size in a comparable business would protect itself.

11.2. Form of Insurance.

(a) All insurance required to be carried by Tenant hereunder:

(b) shall be issued by insurance carriers authorized to conduct business in the state in which the Premises are located and with an A.M. Best’s guide rating of no less than A VIII;

(c) shall be written as primary insurance and non-contributory over any insurance purchased by Landlord;

(d) shall contain a provision whereby each insurer agrees to give Landlord at least thirty (30) days’ prior written notice of any cancellation;

(e) may provide for a deductible so long as the deductible does not exceed $10,000 per occurrence;

(f) shall be written on an Occurrence basis. Any policies underwritten as Claims Made will not satisfy the insurance requirements outlined above in 11.1;

(g) shall not be modified to reduce the extent of coverage or limits required herein without the prior written consent of Landlord.

(h) as respects the Commercial General Liability, Commercial Automobile Liability and Umbrella Liability policies, Tenant shall ensure that the following are added by endorsement under the ISO form (CG 20 11) as additional insureds to the policies:

Landlord and RREEF (“Manager”), their parent companies, subsidiaries, affiliate companies and partnerships and all of their directors, officers, agents, representatives and employees.

(i) Evidence of Commercial Property Insurance shall be provided under the form ACORD 24, and certificates of all other insurance and appropriate endorsements shall be provided under the form ACORD 25, said certificates shall be provided to Landlord five (5) days prior to occupancy and evidence of renewal shall be provided to Landlord no less than fifteen (15) business days prior to expiry

11.3. Failure to Maintain. If Tenant shall fail to acquire and maintain the insurance required pursuant to this Article, Landlord may, in addition to any other rights and remedies

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available to Landlord, but shall not be obligated to, acquire such insurance and pay the premiums therefor, which premiums shall be payable by Tenant to Landlord immediately upon demand.

11.4. Blanket Insurance. Tenant may, at its option, satisfy its insurance obligations hereunder by policies of so-called blanket insurance carried by Tenant provided that the same shall, in all respects, comply with the provision hereof. In such event, Tenant shall not be deemed to have complied with its obligation hereunder until Tenant shall have obtained and delivered to Landlord a certificate of insurance with appropriate endorsements, or upon Landlord’s request, a copy of said policy with endorsements.

11.5. Insurance Maintained by Landlord. Landlord shall obtain and keep in force during the Term Commercial General Liability Insurance, Commercial Property Insurance, and Boiler & Machinery Insurance covering the Building, Building Area and any permanent Tenant Improvements provided by Landlord, with coverages and in amounts deemed prudent by Landlord from time to time. Tenant shall pay to Landlord as Additional Rent Tenant’s Proportionate Share of the total dollar increase in cost of the premiums for all such insurance over the Base Expense Year and the reasonable cost of Landlord’s insurance consultants. Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided herein, Tenant acknowledges that Tenant has no right to receive any proceeds from any insurance policies carried by Landlord.

11.6. Waiver of Subrogation. Landlord and Tenant hereby waive any recovery of damages against each other (including their employees, officers, directors, agents, or representatives) for loss or damage to the Building, Tenant Improvements and betterments, fixtures, equipment, and any other personal property to the extent covered by commercial property insurance or boiler and machinery insurance required above. If the commercial property insurance and boiler and machinery insurance purchased by Tenant or Landlord as required above do not expressly allow the insured to waive rights of subrogation prior to loss, Tenant and Landlord shall cause the policies to be endorsed with a waiver of subrogation to the extent described in this Section 11.6. The cost of the endorsement, if any, shall be borne exclusively by Tenant and Landlord respectively.

12. COMPLIANCE WITH LEGAL REQUIREMENTS

12.1. Tenant shall, at Tenant’s sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force, including, without limitation, all relevant laws, ordinances, rules, regulations and orders dealing with the use, transport, storage and disposal of asbestos, petroleum products and hazardous substances, materials and waste which are or may become regulated by any local government authority, the State of California or the United States of America, the federal Americans With Disabilities Act as it affects Tenant’s operations and employees in the Premises, with all requirements of any board of fire underwriters or other similar body now or hereafter constituted, with the conditions of any certificate of occupancy of the Building or any recorded instrument encumbering the Building (copies of which are provided to Tenant), and with all directives issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or are required by the condition (including any condition preexisting the delivery of the Premises to Tenant), use or

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occupancy of the Premises, or the operation, use or maintenance of any personal property, fixtures, machinery, equipment or improvements in the Premises, whether now in effect or enacted in the future and whether or not now foreseeable, but Tenant shall not be required to make structural changes unless structural changes are related to or required by Tenant’s acts or use of the Premises or by improvements made by or for Tenant.

13. ASSIGNMENT OR SUBLEASE

13.1.

(a) Tenant shall not, directly or indirectly, without the prior written consent of Landlord (which consent shall not be unreasonably withheld), assign this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person or entity other than Tenant. Tenant shall not, directly or indirectly, without the prior written consent of Landlord, pledge, mortgage or hypothecate this Lease or any interest herein. Any sale or transfer (including, without limitation, by consolidation, merger or reorganization) of a controlling interest in the voting stock of Tenant, if Tenant is a corporation, or of a controlling partnership interest of Tenant, if Tenant is a partnership, shall be deemed an assignment for purposes of this Section 13.1. The term “controlling” as used in the immediately preceding sentence shall mean the right to exercise, directly or indirectly, forty-five percent (45%) or more of the voting or equity rights attributable to the interest of the controlled entity. If Tenant is currently a partnership (either general or limited), joint venture, cotenancy or joint tenancy, the conversion of any Tenant entity into any type of entity which possesses the characteristics of limited liability such as, by way of example only, a corporation, a limited liability company, or limited liability partnership, shall be deemed an assignment for purposes of this Section 13.1. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord. Any of the foregoing acts without such prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease. Without limiting the generality of the foregoing, in the case of an assignment of this Lease (or Tenant’s interest herein) by Tenant, voluntarily, involuntarily or by operation of law, or a subletting of all or substantially all of the Premises, Landlord, in lieu of consenting or withholding its consent to such transfer shall have the right to terminate this Lease on the terms hereafter provided.

(b) Without limiting or excluding other reasons for withholding Landlord’s consent, Landlord shall have the right to withhold consent if the proposed assignee or subtenant or the use of the Premises to be made by the proposed assignee or subtenant is not consistent with the character and nature of other tenants and uses in the Building or is prohibited by this Lease, or if the proposed assignee or subtenant is currently a tenant or other occupant of the Building, or if it is not demonstrated to the satisfaction of Landlord that the proposed assignee or subtenant has good business and moral character and reputation and that the financial condition of the proposed assignee or subtenant equals or exceeds that required by Landlord of other tenants leasing comparable space in the Building.

(c) Tenant agrees that the instrument by which any assignment or sublease to which Landlord consents is accomplished shall expressly provide that the assignee or subtenant

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will perform all of the covenants to be performed by Tenant under this Lease (in the case of a sublease, only insofar as such covenants relate to the portion of the Premises subject to such sublease) as and when performance is due after the effective date of the assignment or sublease and that Landlord will have the right to enforce such covenants directly against such assignee or subtenant. Any purported assignment or sublease without an instrument containing the foregoing provisions shall be void.

13.2. If Tenant wishes to assign this Lease or sublease all or any part of the Premises, Tenant shall give written notice to Landlord identifying the intended assignee or subtenant by name and address and specifying all of the terms of the intended assignment or sublease. Tenant shall give Landlord such additional information concerning the intended assignee or subtenant (including complete financial statements and a business history) or the intended assignment or sublease (including true copies thereof) as Landlord requests. For a period of thirty (30) days after such written notice is given by Tenant, Landlord shall have the right, by giving written notice to Tenant, to (a) consent in writing to the intended assignment or sublease, subject to the terms of this Article 13, (b) withhold and decline to consent to the intended assignment or sublease, or (c) in the case of an assignment of this Lease or a sublease of the entire or substantially all of the Premises, to terminate this Lease by written notice to Tenant, which termination shall be effective as of the date on which the intended assignment or sublease would have been effective if Landlord had not exercised such termination right. A sublease of seventy- five percent (75%) or more of the Premises shall be deemed a sublease of substantially all of the Premises. If Landlord elects to terminate this Lease, then from and after the date of such termination Landlord and Tenant each shall have no further obligation to the other under this Lease with respect to the Premises except for matters occurring or obligations arising hereunder prior to the date of such termination. If Landlord elects to terminate this Lease, Tenant shall have the right, by giving written notice to Landlord within five (5) days of Landlord’s exercise of its right under clause (c) above, to rescind its request to Landlord to consent to the proposed assignment or subletting, in which event this Lease shall not terminate and this Lease shall remain in full force and effect. If Landlord does not exercise any of the rights set forth in clause (a), (b) or (c) above by giving written notice to Tenant within such period of thirty (30) days, Landlord shall be deemed to consent in writing to the intended assignment or sublease pursuant to clause (a) above.

13.3. If Landlord consents in writing (or Landlord is deemed to consent in writing in accordance with Section 13.2 hereof), Tenant may complete the intended assignment or sublease subject to the following covenants: (a) the assignment or sublease shall be on the same terms as set forth in the written notice given by Tenant to Landlord, (b) no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment of sublease, in compliance with Section 13.1 hereof, has been delivered to Landlord, (c) no assignee or subtenant shall have a right further to assign or sublease, and (d) all excess rent (as hereinafter defined) derived from such assignment or sublease shall be paid to Landlord. Such excess rent shall be deemed to be, and shall be paid by Tenant to Landlord, as additional rent. Tenant shall pay such excess rent to Landlord immediately as and when such excess rent becomes due and payable to Tenant. As used in this Section 13.3, “excess rent” shall mean the amount by which the total money and other economic consideration to be paid by the assignee or subtenant as a result of an assignment or sublease, whether denominated rent or otherwise, exceeds, in the aggregate, the total amount of rent which

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Tenant is obligated to pay to Landlord under this Lease (prorated to reflect the rent allocable to the portion of the Premises subject to such assignment or sublease), less only the reasonable costs paid by Tenant for additional improvements installed in the portion of the Premises subject to such assignment or sublease at Tenant’s sole cost and expense for the specific assignee or subtenant in question and approved by Landlord in accordance with the provisions of Article 9 hereof, and reasonable leasing commissions paid by Tenant in connection with such assignment or sublease, without deduction for carrying cost due to vacancy or otherwise. Such costs of additional improvements and leasing commissions shall be amortized without interest over the term of such assignment or sublease.

13.4. No assignment or sublease whatsoever shall release Tenant from Tenant’s obligations and liabilities under this Lease or alter the primary liability of Tenant to pay all rent and to perform all obligations to be paid and performed by Tenant. The acceptance of rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease. If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments or subleases or amendments or modifications to this Lease with assignees, subtenants or successors of Tenant, without notifying Tenant or any successor of Tenant and without obtaining any consent thereto from Tenant or any successor of Tenant and such action shall not release Tenant from liabilities under this Lease.

13.5. If Tenant requests the consent or approval of Landlord to any assignment or sublease under this Article 13, Tenant shall pay to Landlord on demand, as additional rent, all costs and expenses, including reasonable attorneys’ fees and disbursement, incurred by Landlord in connection with Landlord’s review and negotiation of any assignment, sublease and/or consent documentation relating to the subject transaction, whether or not the consent of Landlord is actually given or the transaction actually is consummated, not to exceed $1,500.

14. RULES AND REGULATIONS

14.1. Tenant shall faithfully observe and comply with the rules and regulations (the “Rules and Regulations”) set forth in Exhibit B attached hereto and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time made in writing by Landlord. If there is any conflict, this Lease shall prevail over the Rules and Regulations and any modifications thereof or additions thereto. Landlord shall not be liable to Tenant or responsible for the noncompliance by any other tenant or occupant of the Building with any Rules and Regulations.

15. ENTRY BY LANDLORD

15.1. Landlord shall have the right to enter the Premises with reasonable verbal or written notice at any time to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders or tenants, (c) determine whether Tenant is performing all of Tenant’s obligations, (d) supply any services to be provided by Landlord, (e) post notices of

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nonresponsibility, and (f) make any repairs to the Premises. or make any repairs to any adjoining space or utility services, or make any repairs, alterations or improvements to any other portion of the Building. provided all such work shall be done as promptly as reasonably practicable and so as to cause as little interference to Tenant as reasonably practicable. Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. All locks for all doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar special security areas designated in writing by Tenant) shall be keyed to the master system for the Building. Landlord shall at all times have a key to unlock all such doors and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of such means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

16. EVENTS OF DEFAULT AND REMEDIES

16.1. The occurrence of any one or more of the following events (“Event of Default”) shall constitute a breach of this Lease by Tenant:

(a) Tenant fails to pay any Base Rent or additional monthly rent under Section 3.1 hereof as and when such rent becomes due and payable and such failure continues for more than three (3) days after Landlord gives written notice thereof to Tenant; provided, however, that after the first such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

(b) Tenant fails to pay any additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice to Tenant; provided, however, that after the first such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

(c) Any assignment or subletting in violation of the terms of this Lease, or the taking of any action leading to, or the actual dissolution or liquidation of Tenant, if Tenant is other than an individual; or

(d) Except as otherwise provided in this Section 16.1, Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than twenty (20) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of twenty (20) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of twenty (20) days and having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach; or

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(e) Tenant (i) is generally not paying its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors, relief law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant’s property, or (v) takes action for the purpose of any of the foregoing; or

(f) Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within thirty (30) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant’s property, or (ii) constituting an order for relief or approving a petition, for relief or reorganization or arrangement, or any other petition in bankruptcy, or for liquidation, or to take advantage of any bankruptcy, insolvency or other debtors, relief law of any jurisdiction or (iii) ordering the dissolution, winding up or liquidation of Tenant; or

(g) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

(h) Tenant abandons the Premises.

The notice periods provided herein run concurrently with, and not in addition to, any statutory notice periods required by law.

16.2. If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant’s right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

(a) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

(b) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(c) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

(d) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform all of Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The “worth at the time of award” of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of eighteen percent

OP&F-Lionbridge/Office Lease	21

(18%) per annum. The “worth at the time of award” of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (a), (b) and (c) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Articles 3, 4 and 5 hereof.

16.3. Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, as set forth in California Civil Code Section 1951.4, including the right to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession unless written notice of termination is given by Landlord to Tenant.

16.4. The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

16.5. All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant’s sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other, act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the maximum annual interest rate allowed by law for business loans (not primarily for, personal, family or household purposes) not exempt from the usury law at the date of expenditure or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of default by Tenant in the payment of rent.

16.6. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

17. DAMAGE OR DESTRUCTION

17.1. If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease, and this Lease is not terminated pursuant to Sections 17.2 and 17.3 hereof, Landlord shall repair such damage and restore the Building and the Premises to substantially the same condition in which the Building and the Premises existed before the occurrence of such fire or other casualty, as permitted by and

OP&F-Lionbridge/Office Lease	22

subject to then applicable law, ordinance and regulation, and this Lease shall, subject to this Section 17.1, remain in full force and effect. In performing such repair and reconstruction Landlord shall only be obligated to reconstruct the shell, core and common areas of that portion of the Building damaged or destroyed and the tenant improvements that are deemed Landlord’s property under Section 9.3 hereof. If such fire or other casualty damages the Premises or Common Areas of the Building necessary for Tenant’s use and occupancy of the Premises, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s agents, officers, employees, contractors, licensees or invitees, then, during the period the Premises are rendered unusable by such damage, Tenant shall be entitled to a reduction in Base Rent in the proportion that the area of the Premises rendered unusable by such damage bears to the total area of the Premises. Landlord shall not be obligated to restore or repair any damage to, or to make any replacement of, any improvements constructed by Tenant, at Tenant’s sole cost and expense, including trade fixtures, or any movable furniture, equipment or personal property in the Premises. Tenant shall, at Tenant’s sole cost and expense, repair and replace all such improvements, movable furniture, equipment, trade fixtures and personal property. Such repair and replacement by Tenant shall be done in accordance with Article 9 hereof. Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4).

17.2. If the Building or the Premises receives Major Damage (as that term is hereinafter defined), Landlord shall have the right to terminate this Lease on thirty (30) days’ prior written notice to Tenant given within ninety (90) days after the date of the occurrence of said damage or casualty. As used in this Section 17.2, the term “Major Damage” is defined as:

(a) damage to or destruction of the Building or the Premises to such an extent that either (i) the estimated cost of repair or restoration is greater than twenty-five percent (25%) of the replacement cost of the Building (excluding footings, foundations and installations below the basement floor), which damage or destruction is the result of a risk that is actually covered by the insurance maintained by Landlord with respect to the Building to the extent of such damage or destruction (excepting the deductible amount of any policy) or (ii) Landlord would be required to abate Base Rent under Section 17.1 with respect to the entire Premises for a period in excess of one hundred eighty (180) days in order to effect repairs to and restoration of the Premises; or

(b) damage to or destruction of the Building or the Premises to such an extent that the estimated cost of repair or restoration exceeds available insurance proceeds by more than five percent (5%) of the replacement cost of the Building (excluding footings, foundations and installations below the basement floor), which damage or destruction (i) results from a risk that is covered by Landlord’s insurance, but not to the extent of such damage or destruction (excepting the deductible amount of any policy) or (ii) does not result from a risk that is actually covered by the insurance maintained by Landlord with respect to the Building.

To the extent insurance proceeds must be paid by Landlord to a mortgagee or deed of trust beneficiary encumbering the Premises or the Building to reduce any indebtedness of Landlord secured thereby, Landlord shall not be deemed to have insurance coverage to the extent of the damage and destruction unless such mortgagee or beneficiary permits Landlord to use such proceeds for the rebuilding, restoration and repair of the Premises or the Building.

OP&F-Lionbridge/Office Lease	23

17.3. Notwithstanding anything to the contrary in Section 17.2 hereof, if the fire or other casualty occurs during the last twelve (12) months of the term of this Lease and the repair and restoration work to be performed by Landlord in accordance with Section 17.1 hereof cannot, as reasonably estimated by Landlord, be completed within two (2) months after the occurrence of such fire or other casualty, Landlord, and if the fire or other casualty is not the result of the negligence or willful misconduct of Tenant or Tenant’s agents, officers, employees, contractors, licensees or invitees, Tenant, shall have the right, by giving written notice to the other party within thirty (30) days of the occurrence of such fire or other casualty, to terminate this Lease as of the date of said notice. A total destruction of the Building shall automatically terminate this Lease effective as of the date of such total destruction.

18. EMINENT DOMAIN

18.1. If all or any part of the Premises shall be either taken or condemned for any public or quasi-public use or purpose, or transferred by agreement in connection with any public or quasi-public use or purpose with or without any condemnation action or proceeding being instituted (either such event herein called a “Taking”), and if such Taking is permanent, the term of this Lease shall automatically terminate with respect to the part of the Premises so taken as of the date when the possession of such part is required. If all or any portion of the Premises is subject to a temporary Taking, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms, conditions and covenants of this Lease. If a portion of the Premises or the Building is taken so as to require, in Landlord’s reasonable judgment, a substantial alteration or reconstruction of the remaining portions, Landlord, at its sole election, may terminate this Lease as of the date when possession of the part so taken is required. If a portion of the Premises is permanently taken and the remaining portion of the Premises is not reasonably suited for Tenant’s purposes (without material impairment to its ordinary business activities) Tenant may terminate this Lease as of the same date. Without obligation to Tenant, Landlord may agree to transfer to any condemnor all or any portion of the Building sought by such condemnor, free from this Lease and the rights of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment.

18.2. Landlord shall be entitled to the entire award made to it for any Taking, provided, however, that: (a) Landlord shall have no interest in any award made to Tenant specifically for its relocation expenses, the Taking of personal property or fixtures belonging to Tenant, or the interruption of or a damage to Tenant’s business, if any such award is made separately to Tenant and not as a part of an award or damages recoverable by Landlord, and (b) Tenant shall be entitled to receive the entire award made in connection with any temporary Taking allocable to the period prior to the expiration of the term.

18.3. Landlord and Tenant hereby waive the provisions of California Code of Civil Procedure Sections 1265.110 through 1265.160 to the extent that such provisions are inconsistent with this Lease.

19. SUBORDINATION, MERGER AND SALES

19.1. This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist

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or hereafter be placed on or against the Building or on or against Landlord’s interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default then exists under this Lease, and Tenant shall attorn to the person who acquires Landlord’s interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord. If Landlord, Landlord’s mortgagee or any other successor to Landlord elects in writing, this Lease shall be deemed superior to the lien of the mortgage or deed of trust specified regardless of the date of recording, and Tenant shall execute an agreement confirming this election on request. If Landlord’s mortgagee or its successor or any successor to Landlord succeeds to Landlord’s interest under this Lease, whether voluntarily or involuntarily, Tenant shall attorn to such person and recognize such person as Landlord under this Lease.

19.2. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

19.3. If the original Landlord hereunder, or any successor owner of the Building, sells or conveys the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner.

20. ESTOPPEL CERTIFICATE

20.1. At any time and from time to time, Tenant shall, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 hereof and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (d) that Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (e) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Building or any part thereof. Failure by Tenant to timely deliver such estoppel certificate shall be deemed a conclusively binding certification by Tenant that the statements in clauses (a) through (d) above are true and correct.

20.2. At any time and from time to time, Tenant shall, within ten (10) days after written request by Landlord, deliver to Landlord copies, as reasonably necessary for Landlord’s

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purposes, of all current financial statements (including, without limitation, a balance sheet, an income statement, and an accumulated retained earnings statement), annual reports, and other financial and operating information and data of Tenant prepared by Tenant in the course of Tenant’s business. Unless available to the public, Landlord shall disclose such financial statements, annual reports and other information or data only to actual or prospective purchasers or mortgage lenders of the Building or any part thereof, and otherwise keep them confidential unless other disclosure is required by law.

21. HOLDING OVER

21.1. If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified but at a Base Rent equal to one hundred and fifty percent (150%) of the Base Rent in effect at the expiration of the term of this Lease pursuant to Article 3 hereof, payable in advance on or before the first day of each month. Such month to month tenancy may be terminated by either Landlord or Tenant by giving thirty (30) days’ written notice of termination to the other at any time. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease except as hereinabove provided, Tenant hereby indemnifies and agrees to hold Landlord harmless from all costs, loss, expense or liability, including without limitation, costs, real estate brokers claims and attorneys’ fees, arising out of or in connection with any delay by Tenant in surrendering and vacating the Premises, including, without limitation, any claims made by any succeeding tenant based on any delay and any liabilities arising out of or in connection with these claims. Nothing in this Section 21.1 shall be deemed to permit Tenant to retain possession of the Premises after the expiration or sooner termination of the Lease term.

22. SECURITY DEPOSIT

22.1. Upon signing this Lease, Tenant shall pay to Landlord the amount of the Deposit specified in the Basic Lease Information. Each time Base Rent is increased in accordance with this Lease, Tenant shall deposit additional cash with Landlord sufficient to increase the Deposit to an amount which bears the same proportion to the increased Base Rent as the initial Deposit bore to the initial Base Rent. The Deposit shall be held by Landlord as security for the performance by Tenant of all of the covenants of this Lease to be performed by Tenant, including, without limitation, defaults by Tenant in the payment of rent, the repair of damage to the Premises caused by Tenant, and the cleaning of the Premises upon termination of the tenancy created hereby, and Tenant shall not be entitled to interest thereon. The Deposit is not an advance rent deposit, an advance payment of any other kind, or a measure of Landlord’s damages in any case of Tenant’s default. If Tenant fails to perform any of the covenants of this Lease to be performed by Tenant, then Landlord shall have the right, but no obligation, to apply the Deposit, or so much thereof as may be necessary, to cure any such failure by Tenant. If Landlord applies the Deposit or any part thereof to cure any such failure by Tenant, then Tenant shall immediately pay to Landlord the sum necessary to restore the Deposit to the full amount then required by this Section 22.1. Any remaining portion of the Deposit shall be returned to Tenant upon termination of this Lease. Landlord’s obligations with respect to the Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Deposit separate and apart from Landlord’s general or other funds and Landlord may commingle the

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Deposit with any of Landlord’s general or other funds. Upon termination of the original Landlord’s or any successor owner’s interest in the Premises or the Building, the original Landlord or such successor owner shall be released from further liability with respect to the Deposit upon the original Landlord’s or such successor owner’s complying with California Civil Code Section 1950.7.

23. WAIVER

23.1. The waiver by Landlord or Tenant of any breach of any covenant in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other covenant in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any covenant in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s or Tenant’s knowledge of such preceding breach at the time of acceptance or payment of such rent.

24. NOTICES

24.1. All requests, approvals, consents, notices and other communications given by Landlord or Tenant under this Lease shall be properly given only if made in writing and either deposited in the United States mail, postage prepaid, certified with return receipt requested, or delivered by hand (which may be through a messenger or recognized delivery, courier or air express service) and addressed to Landlord at the address of Landlord specified in the Basic Lease Information, or at such other place as Landlord may from time to time designate in a written notice to Tenant; to Tenant, at the address of Tenant specified in the Basic Lease Information, and after the Commencement Date, at the Premises, or at such other place as Tenant may from time to time designate in a written notice to Landlord. Such requests, approvals, consents, notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt), if mailed, or on the date of hand delivery, if hand delivered. If any such request, approval, consent, notice or other communication is not received or cannot be delivered due to a change in the address of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such request, approval, consent, notice or other communication shall be effective on the date delivery is attempted. Any request, approval, consent, notice or other communication under this Lease may be given on behalf of a party by the attorney for such party. Tenant hereby appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Premises at the time, and, if there is not such person, then such service may be made by attaching the same on the maintenance of the Premises and such service shall be effective for all purposes under this Lease.

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25. MISCELLANEOUS

25.1. The words “Landlord” and “Tenant”, as used herein shall include the plural as well as the singular. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Subject to Article 13 hereof, this Lease shall benefit and bind Landlord and Tenant and the personal representatives, heirs, successors and assigns of Landlord and Tenant. Tenant shall not use the name of the Building for any purpose whatsoever other than as the address of Tenant at the Premises. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. This Lease shall be governed by and construed in accordance with the laws of the State of California.

25.2. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Rent or additional monthly rent will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. Such costs and expenses will include administration and collection costs and processing and accounting expenses. Therefore, if any monthly installment of Base Rent or additional monthly rent is not received by Landlord within five (5) days after such installment is due, Tenant shall immediately pay to Landlord a late charge equal to four percent (4%) of such delinquent installment. Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered by Tenant’s failure to make timely payment. In no event shall such late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any monthly rent or prevent Landlord from exercising any right or enforcing any remedy available to Landlord upon Tenant’s failure to pay each installment of monthly rent due under this Lease in a timely fashion, including the right to terminate this Lease. All amounts of money payable to Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at such due date or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum.

25.3. If there is any legal action or proceeding between Landlord and Tenant to enforce this Lease or to protect or establish any right or remedy under this Lease, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees and disbursements shall be included in and as a part of such judgment.

25.4. Landlord covenants and agrees that Tenant, upon making all of Tenant’s payments as and when due under this Lease (taking into account any grace periods granted Tenant), and upon performing, observing and keeping the covenants, agreements and conditions

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of this Lease on its part to be performed, observed and kept, shall peaceably and quietly hold, occupy and enjoy the Premises during the term of this Lease, subject to the terms and conditions of this Lease.

25.5. Each party warrants and represents to the other that each party has negotiated this Lease directly with their respective real estate broker(s) specified in the Basic Lease Information and has not authorized or employed, or acted by implication to authorize or to employ any other real estate broker or salesman to act on its behalf in connection with this Lease. Landlord’s Broker and Tenant’s Broker shall be paid a commission pursuant to a separate written agreement between Landlord and Landlord’s Broker.

25.6. If Tenant is a corporation or limited liability company, Tenant and each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (a) Tenant is duly incorporated or formed, as the case may be and validly existing under the laws of its state of incorporation or formation, (b) Tenant is qualified to do business in California, (c) Tenant has the full right, power and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder, and (d) each person signing this Lease on behalf of the corporation or company is duly and validly authorized to do so. If Tenant is a partnership (whether a general or limited partnership), each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (i) he/she is a general partner of Tenant, (ii) he/she is duly authorized to execute and deliver this Lease on behalf of Tenant, (iii) this Lease is binding on Tenant (and each general partner of Tenant) in accordance with its terms, and (iv) each general partner of Tenant is personally liable for the obligations of Tenant under this Lease.

25.7. The terms and conditions of this Section 25.7 shall not apply during the initial one (1) year term of this Lease; provided however, in the event the term of this Lease is extended beyond such initial one (1) year term, the provisions of this Section 25.7 shall apply thereafter. Landlord shall have the right, at any time and from time to time during the term of this Lease, by giving at least ninety (90) days’ prior written notice to Tenant, to substitute other space in the Building (the “Substitute Premises”) for the Premises and to relocate Tenant to the Substitute Premises. Landlord shall designate the effective date for the substitution of the Substitute Premises for the Premises and the relocation of Tenant to the Substitute Premises in such notice. The area of the Substitute Premises shall be approximately comparable to the area of the Premises. Landlord shall, at Landlord’s expense before such effective date, construct and install in the Substitute Premises improvements substantially similar in quality and quantity to the improvements in the Premises. Landlord shall pay the reasonable costs of moving Tenant’s movable furniture, equipment, trade fixtures and personal property from the Premises to the Substitute Premises. As of the effective date for the substitution of the Substitute Premises for the Premises and the relocation of Tenant to the Substitute Premises, Tenant shall vacate the Premises and move to the Substitute Premises, and the Substitute Premises shall be substituted for the Premises under this Lease. Landlord and Tenant each shall, promptly after such effective date, execute and deliver to the other an amendment to this Lease which sets forth the substitution of the Substitute Premises for the Premises, with an appropriate new Exhibit A, and the effective date of such substitution, but the Substitute Premises shall be substituted for the Premises on such effective date whether or not such amendment is executed.

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25.8. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Building. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

25.9. Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant’s use of occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Office Lease as of the date first hereinabove written.

LANDLORD:			TENANT:

OP&F STEVENSON STREET			LIONBRIDGE U.S., INC., a
CORPORATION,			California corporation
a California corporation

By:	RREEF MANAGEMENT COMPANY, a Delaware corporation, its Manager

	By:		By:
		Lisa Vogel,	Print Name	David W Dahn
		Vice President and District Manager	Its:	Treasurer

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EXHIBIT A

FLOORPLAN OF PREMISES SUITE 1400

APPROXIMATELY 7,721 RENTABLE SQ. FT.

EXHIBIT “B”

RULES AND REGULATIONS

49 STEVENSON STREET

OFFICE LEASE

Capitalized terms used in these Rules and Regulations and not otherwise defined shall have the meaning given said terms in the Lease to which this Exhibit is attached.

1. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by Tenant or used by it for any purpose other than for ingress and egress from the Premises. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the use of the general public, and, Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants. If the Premises provide access to any exterior balconies or deck areas, these areas shall not be used except for maintenance access by Landlord and Tenant shall not store furniture, plants or any other personal property in these areas. Tenant shall not go upon the roof of the Building.

2. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building and Tenant agrees to conform to such guidelines. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Material visible from outside the Building is not permitted.

3. The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory-approved portable equipment for brewing coffee, tea, hot chocolate and similar beverages, and a microwave oven, shall be permitted, provided that such use is in accordance with all applicable federal, state and local laws, codes, ordinances, rules and regulations. No vending machine shall be maintained or operated within the Premises or the Building without the prior written consent of the Landlord.

4. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

5. Landlord will furnish Tenant with two (2) keys to the Premises, free of charge. Additional keys shall be obtained only from Landlord and Landlord may make a reasonable charge for such additional keys. No additional locking devices shall be installed in the Premises

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by Tenant, nor shall any locking device be changed or altered in any respect without the prior written consent of Landlord. All locks installed in the Premises, excluding Tenant’s vaults and safes, or special security areas (which shall be designated by Tenant in a written notice to Landlord), shall be keyed to the Building master key system. Landlord may make reasonable charge for any additional lock or any bolt (including labor) installed on any door of the Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Premises.

6. The elevators to be used for the loading of freight shall be available to Tenant in accordance with such reasonable scheduling as Landlord shall deem appropriate. Tenant shall schedule with Landlord, by written notice given no less than forty-eight (48) hours in advance, its move into or out of the Building, which moving shall occur only on weekend days if required by Landlord; and Tenant shall reimburse Landlord upon demand for any additional security or other charges incurred by Landlord as a consequence of such moving. The persons employed by Tenant to move equipment or other items in or out of the Building must be acceptable to Landlord. The floors, corners and walls of elevators and corridors used for the moving of equipment or other items in or out of the Building must be adequately covered, padded and protected, and Landlord may provide such padding and protection, at Tenant’s expense, if Landlord determines that such measures undertaken by Tenant or Tenant’s movers are inadequate. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, supplies, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight of such objects. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining Tenant’s property shall be repaired at the expense of Tenant.

7. Tenant shall not use, keep or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Building.

8. Landlord reserves the right to exclude from the Building during hours other than the regular business hours for the Building established by Landlord all persons who do not present a pass to the Building signed by Landlord and properly in the possession of the person presenting such pass. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of same by such action as Landlord may deem appropriate, including closing any doors in the Building.

9. A directory of the Building will be provided for the display of the name and location of tenants and Landlord reserves the right to exclude any other names therefrom. Any additional name that Tenant shall desire to place upon the directory must first be approved by Landlord and, if so approved, a charge will be made for each such name.

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10. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord. In any event, with the prior written consent of the Landlord, such items shall be installed on the office side of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building. The windows, glass lights, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed.

11. Tenant shall see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant’s employees leave the Premises, so as to prevent waste or damage. On multiple-tenancy floors, all tenants shall keep the doors of the Premises opening onto the Building corridors closed at all times except for ingress and egress, and all tenants shall at all times comply with any rules or orders of the fire department with respect to ingress and egress.

12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be deposited therein, and any damages resulting to same from Tenant’s misuse thereof shall be paid for by Tenant.

13. Tenant shall not install any radio or television antenna, loudspeaker, or other device on or about the roof area or exterior walls of the building.

14. Tenant shall not use any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises.

15. Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any dirt or other substance into any of the corridors or halls or elevators, or out of the doors or windows or stairways of the Building. Tenant shall store all its trash and garbage within the Premises until removal of same to such location in the Building as may be designated from time to time by Landlord. No material shall be placed in the Building trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Francisco without being in violation of any law or ordinance governing such disposal.

16. All loading and unloading of merchandise, supplies, materials, garbage and refuse shall be made only through such entryways and freight elevators and at such times as Landlord shall designate. No furniture, packages or merchandise shall be received or carried up or down in the passenger elevators of the Building. In its use of the loading areas of the Building, Tenant shall not obstruct or permit the obstruction of said loading areas, and at no time shall Tenant park vehicles therein except for immediate loading and unloading purposes.

17. Canvassing, soliciting, peddling or distribution of handbills or any other written material in the Building is prohibited and Tenant shall cooperate to prevent same.

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18. Landlord reserves the right to select the name of the Building and to make such change or changes of name as it may deem appropriate from time to time. Tenant shall not use the name of the Building in any respect other than as an address of its operation in the Building without the prior written consent of Landlord.

19. All incoming mail and package deliveries shall be received at the area in the Building designated by Landlord for such purposes and distributed through means established by Landlord. No messenger or other delivery personnel shall be permitted to enter any area of the Building other than the area designated by Landlord for the pick-up and receipt of such deliveries. Landlord shall immediately notify Tenant as soon as possible after a delivery for Tenant has been received.

20. Landlord reserves the right to exclude or expel from the Building any person who is, in the judgment of Landlord, intoxicated or under the influence of alcohol or other drug or who is in violation of any of the Rules or Regulations of the Building.

21. No animal or bird shall be permitted in the Premises or the Building.

22. The requirements of Tenant will be attended to only upon application by telephone or writing or in person at the management office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

23. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of these Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

24. Wherever the word “Tenant” occurs in these Rules and Regulations, it is understood and agreed that it shall mean Tenant’s associates, agents, clerks, employees and visitors. Wherever the word “Landlord” occurs in these Rules and Regulations, it is understood and agreed that it shall mean Landlord’s assigns, agents, clerks, employees and visitors.

25. These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

26. Landlord reserves the right to amend or revise these Rules and Regulations and make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein, and such amendments, revisions and additional rules and regulations shall be effective and binding upon Tenant upon written notice to Tenant.

27. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

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TABLE OF CONTENTS

1.	PREMISES	1

2.	TERM	2

3.	RENT	2

4.	OPERATING EXPENSES AND PROPERTY TAXES	4

5.	OTHER TAXES PAYABLE BY TENANT	6

6.	USE	7

7.	SERVICES	8

8.	MAINTENANCE AND REPAIRS	10

9.	ALTERATIONS	11

10.	INDEMNIFICATION AND RELEASE OF LANDLORD	13

11.	INSURANCE	14

12.	COMPLIANCE WITH LEGAL REQUIREMENTS	16

13.	ASSIGNMENT OR SUBLEASE	17

14.	RULES AND REGULATIONS	19

15.	ENTRY BY LANDLORD	19

16.	EVENTS OF DEFAULT AND REMEDIES	20

17.	DAMAGE OR DESTRUCTION	22

18.	EMINENT DOMAIN	24

19.	SUBORDINATION, MERGER AND SALES	24

20.	ESTOPPEL CERTIFICATE	25

21.	HOLDING OVER	26

22.	SECURITY DEPOSIT	26

23.	WAIVER	27

24.	NOTICES	27

25.	MISCELLANEOUS	28

Exhibit A – Floor Plan Outlining the Premises

Exhibit B – Rules and Regulations

OP&F-Lionbridge/Office Lease	i

49 STEVENSON STREET

GUARANTY OF LEASE

This GUARANTY OF LEASE (“Guaranty”) is executed as of July 28, 2005, pursuant to the terms of that certain Office Lease, executed concurrently herewith by and between OP&F Stevenson Street Corporation, a California corporation (“Landlord”) and Lionbridge U.S., Inc., a Delaware corporation (“Tenant”), relating to the leasing by Landlord to Tenant of certain Premises known as Suite 1400 (the “Premises”) on the fourteenth floor of that certain office building (the “Building”) located at 49 Stevenson Street, San Francisco, California (the “Lease”). The undersigned, Lionbridge Technologies, Inc., a Delaware corporation (“Guarantor”), is directly benefited by the execution of the Lease. In consideration of such benefits, and as the material inducement to Landlord to enter into the Lease, Guarantor agreed to enter into this Guaranty. Guarantor acknowledges and understands that Landlord would not have agreed to enter into the Lease but for this Guaranty.

1. Guaranty. As an essential inducement to Landlord’s entering into the Lease, Guarantor hereby unconditionally and irrevocably guarantees to Landlord the timely payment and performance by Tenant of all rent, charges, and the payment and performance of all other obligations under and arising out of the Lease, and all other documents evidencing or securing the obligations under such Lease to be paid or performed (collectively, the “Guarantied Obligations”). Guarantor acknowledges, covenants and agrees that this Guaranty shall survive the termination of the Lease and shall continue in full force and effect with respect to any of Tenant’s obligations under the Lease which are not performed upon and which survive the termination of the Lease. This is a continuing Guaranty relating to the Guarantied Obligations, including, without limitation, obligations and liabilities arising under modifications or amendments to the Lease that either increase, decrease or continue the Guarantied Obligations, or, from time to time, renew Guarantied Obligations that have been satisfied, independent of and in addition to any other guaranty, endorsement, or collateral now or hereafter held by Landlord, whether or not furnished by the Guarantor.

2. Rights of Landlord. Guarantor consents that the Landlord may and hereby authorizes Landlord at any time in its discretion to, without notice or demand and without affecting the indebtedness and liabilities of Guarantor hereunder, (i) alter any of the terms of the Guarantied Obligations, including without limitation, renewing, amending, releasing, waiving, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the Guarantied Obligations or the rate of interest on the Guarantied Obligations; accepting new or additional documents, instruments or agreements relative to the Guarantied Obligations; consenting to the change, restructure or termination of the entity comprising Tenant, Guarantor or any other person or any affiliate of Tenant, Guarantor or any other person, and correspondingly restructure the Guarantied Obligations; accepting partial payments on the Guarantied Obligations; taking and holding any security or additional guaranties for the Guarantied Obligations and amending, altering, exchanging, substituting, transferring, enforcing, perfecting or failing to perfect, waiving, subordinating, terminating, compromising, or releasing any such security or guaranties; applying any security, and directing the order and

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manner of sale thereof as Landlord in its sole discretion may determine; settling, releasing on terms satisfactory to Landlord or by operation of law or otherwise, compounding, compromising, collecting or otherwise liquidating the Guarantied Obligations and/or the security or any guaranty therefor in any manner; releasing Tenant or any other person of its liability for all or any of the Guarantied Obligations; participating in any settlement offered by Tenant, any guarantor or any other person, whether in liquidation, reorganization, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding or otherwise; exercising or not exercising rights available to it in any liquidation, reorganization, receivership, bankruptcy, assignment for benefit of creditors or other debtor-relief proceeding, including voting or not voting to accept a plan and filing or not filing a proof of claim; releasing, substituting or adding any one or more guarantors or endorsers; and (ii) assign this Guaranty, or any of the Guarantied Obligations, in whole or in part. Landlord may take any of the foregoing actions upon any terms and conditions as Landlord may elect, without giving notice to Guarantor or obtaining the consent of Guarantor and without affecting the liability of Guarantor to Landlord.

3. Tenant’s Financial Condition. Guarantor is relying upon his own knowledge and is fully informed with respect to Tenant’s financial condition. Guarantor assumes full responsibility for keeping fully informed of the financial condition of Tenant and all other circumstances affecting Tenant’s ability to perform its obligations to Landlord, and agrees that Landlord will have no duty to report to Guarantor any information which Landlord receives about Tenant’s financial condition or any circumstances bearing on Tenant’s ability to perform all or any portion of the Guarantied Obligations, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or have a reasonable opportunity to communicate such facts to Guarantor.

4. Default. The occurrence of any one of the following events shall, at the election of Landlord, be deemed an event of default by Guarantor under this Guaranty: (i) Guarantor shall fail or neglect to perform, keep or observe any term, provision, condition or covenant, contained in this Guaranty; (ii) if any representation or warranty made in this Guaranty shall be false in any material respect; (iii) if any material portion of Guarantor’s assets are seized, attached, subjected to a writ, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within sixty (60) days thereafter; (iv) if a petition under any state or federal bankruptcy or insolvency law or statute or any similar law or regulation shall be filed by Guarantor, or if Guarantor shall make an assignment for the benefit of creditors; (v) if Guarantor is enjoined, restrained or any way prevented by court order from conducting all or any material part of Guarantor’s business affairs or if a petition under any section or chapter of any state or federal bankruptcy or insolvency law or statute or any similar law or regulation is filed against Guarantor or if any case or proceeding is filed against Guarantor for liquidation of Guarantor’s assets and such injunction, restraint or petition is not dismissed or stayed within sixty (60) days after the entry or the filing thereof; (vi) if an application is made by the Guarantor for the appointment of a receiver, trustee, conservator or custodian for all or a material portion of Guarantor’s assets; (vii) if an application is made by any person other than Guarantor for the appointment of a receiver, trustee, custodian or conservator for all or a material portion of Guarantor’s assets and the same is not dismissed within sixty (60) days after the application therefor; or (viii) if a notice of lien, levy or

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assessment is filed of record with respect to all or a material portion of Guarantor’s assets by the United States or any department, agency or instrumentality thereof or by any state, county, municipal or other governmental agency, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon all or a material portion of Guarantor’s assets. Upon the occurrence of an event of default, the Guarantied Obligations hereunder shall be, at the option of Landlord, accelerated and shall all be due and payable and enforceable against Guarantor, whether or not the Guarantied Obligations are then due and payable and Landlord may, in its sole discretion, in addition to any other right or remedy provided by law, all of which are cumulative and non-exclusive, proceed to suit against Guarantor, whether suit has been commenced against Tenant.

5. Costs and Expenses. Guarantor agrees to pay, upon demand, Landlord’s reasonable costs and expenses, including but not limited to reasonable legal fees and disbursements, incurred in any effort to collect or enforce any of the Guarantied Obligations or this Guaranty, whether or not any lawsuit is filed, and in the representation of Landlord in any insolvency, bankruptcy, reorganization or similar proceeding relating to Tenant or Guarantor. Until paid to Landlord, such sums will bear interest from the date such costs and expenses are incurred at the rate set forth in the Lease for past due obligations. The obligations of Guarantor under this Section 5 shall include payment of Landlord’s costs and expenses of enforcing any judgment, which obligations shall be severable from the remaining provisions of this Guaranty and shall survive the entry of judgment.

6. Reinstatement. The liability of Guarantor hereunder shall be reinstated and revived, and the rights of Landlord shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which Landlord shall thereafter be required to restore or return in connection with the bankruptcy, insolvency or reorganization of Tenant, or Guarantor, or otherwise, all as though such amount had not been paid. The determination as to whether any such payment must be restored or returned shall be made by Landlord in its sole discretion. Landlord shall be under no obligation to return or deliver this Guaranty to Guarantor, notwithstanding the payment of the Guarantied Obligations. If this Guaranty is nevertheless returned to Guarantor or is otherwise released, then the provisions of this Section 6 shall survive such return or release, and the liability of Guarantor under this Guaranty shall be reinstated and continued under the circumstances provided in this Section 6 notwithstanding such return or release.

7. Representations and Warranties. Guarantor makes the following representations and warranties, which shall be deemed to be continuing representations and warranties until payment and performance in full of the Guarantied Obligations:

7.1 Guarantor has all the requisite power and authority to execute, deliver and be legally bound by this Guaranty on the terms and conditions herein stated;

7.2 This Guaranty constitutes the legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with its terms;

7.3 Neither the execution and delivery of this Guaranty nor the consummation of the transactions contemplated hereby will, with or without notice and/or lapse of time,

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constitute a breach of any of the terms and provisions of any note, contract, document, agreement or undertaking, whether written or oral, to which Guarantor is a party or to which Guarantor’s property is subject, accelerate or constitute any event entitling the holder of any indebtedness of Guarantor to accelerate the maturity of any such indebtedness, conflict with or result in a breach of any writ, order, injunction or decree against Guarantor of any court or governmental agency or instrumentality, or conflict with or be prohibited by any federal, state, local or other governmental law, statute, rule or regulation;

7.4 No consent of any other person not heretofore obtained and no consent, approval or authorization of any person or entity is required in connection with the valid execution, delivery or performance by Guarantor of this Guaranty; and

7.5 Guarantor is not insolvent, and will not be rendered insolvent by the incurring of its obligations hereunder.

8. Bankruptcy. So long as any Guarantied Obligations shall be owing to Landlord, Guarantor shall not, without the prior written consent of Landlord, commence, or join with any other person or entity in commencing, any bankruptcy, reorganization, or insolvency proceeding against Tenant. The obligations of Guarantor under this Guaranty shall not be altered, limited, or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of Tenant, or by any defense Tenant may have by reason of any order, decree, or decision of any court or administrative body resulting from any such proceeding.

9. Claims in Bankruptcy. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims that Guarantor may have against Tenant relating to any indebtedness of Tenant to Guarantor, and upon request will assign to Landlord all rights of Guarantor thereunder. If Guarantor does not file any such claim, then to the extent allowed by law, Landlord, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Landlord’s discretion, to assign the claim to a nominee, and to cause proof of claim to be filed in the name of Landlord’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Landlord, or its nominee, shall have the right to accept or reject any plan proposed in such proceedings in its reasonable business judgment and to take any other action that a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy, or otherwise, the person or persons authorized to pay such claim shall pay to Landlord the amount payable on such claim. Guarantor hereby assigns to Landlord all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor’s obligations hereunder shall not be satisfied except to the extent that Landlord receives cash by reason of any such payment or distribution. If Landlord receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

10. New Lease Provision. Guarantor expressly agrees (without in any way limiting its liability under any provisions of this Guaranty) that Guarantor (or the designee of Guarantor), at the request of Landlord, shall enter into a new lease with Landlord upon the same terms and conditions as contained in the Lease immediately prior to its termination (hereinafter described) for a term commencing on the termination date and ending on the expiration date as set forth

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therein if under any proceeding under the Bankruptcy Act of the United States, as amended from time to time, or any proceeding under any other similar present or future federal or state law, or as a result of the operation of any present or future provisions of the Bankruptcy Act or any similar statute or as a result of the decision of any court interpreting any of the same, the Lease shall be terminated or rejected or the obligations of Tenant thereunder or any rights or remedies of Landlord against Tenant shall be limited, impaired, stayed, changed, released or modified on account of the same. If a designee of Guarantor shall enter into such a lease, Guarantor shall, contemporaneously therewith, enter into a guaranty identical to this Guaranty with respect to the obligations of such designee under said lease.

11. Joint and Several Liability. The obligations and promises of Guarantor set forth herein and of all other guarantors of the Lease shall be the joint and several undertakings with each Guarantor being fully responsible and liable to the full extent of the Guaranteed Obligations.

12. Inducement. Guarantor acknowledges that the undertaking given hereunder is given in consideration of Landlord’s entering into the Lease and that Landlord would not consummate the Lease but for the execution and delivery of this Guaranty.

13. Notice. All notices and other communications provided for hereunder shall be in writing (including telecopied communication) and mailed or telecopied or delivered to the parties at Landlord’s address designated in the Lease or at Guarantor’s address as set forth on the signature page hereto, or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 13. All such notices and communications, if mailed, shall be effective two (2) business days after deposit in the United States mail, first-class (or certified) postage prepaid; if telecopied, shall be effective when transmitted and confirmed; and if delivered in another way, shall be effective upon receipt.

14. Miscellaneous. No provision of this Guaranty or Landlord’s rights hereunder can be waived or modified nor can Guarantor be released from its obligations hereunder except by a writing executed by Landlord. No such waiver shall be applicable except in the specific instance for which given. No delay or failure by Landlord to exercise any right or remedy against Tenant or Guarantor will be construed as a waiver of that right or remedy. All remedies of Landlord against Tenant and Guarantor are cumulative. The invalidity or unenforceability of any one or more provisions of this Guaranty will not affect the validity or enforceability of any other provision. This Guaranty shall be governed by and construed under the laws of the State of California. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor and Landlord. The term “Tenant” will mean both the named Tenant and any other person or entity at any time assuming or otherwise becoming primarily liable for all or any part of the Guarantied Obligations. The term “Landlord” will mean both the Landlord named herein and any future owner or holder of the Lease, or any interest therein. This Guaranty constitutes the entire agreement between Guarantor and Landlord with respect to its subject matter, and supersedes all prior or contemporaneous agreements, representations and understandings. All headings in this Guaranty are for convenience only and shall be disregarded in construing the substantive provisions of this Guaranty.

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15. Limitation on Liability. Any provision hereof to the contrary notwithstanding, it is the intent of the parties that the liability of Guarantor hereunder shall not be greater than its liability would be as a maker of the Lease. Guarantor is giving this Guaranty on the condition, and by its acceptance of this Guaranty Landlord is agreeing to the condition, that Guarantor shall be entitled to all defenses, setoffs, counterclaims, rights of subrogation, reimbursement and indemnity and rights of enforcement that the Tenant is or shall become entitled to under the Lease.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty where provided below as of the date first above written.

GUARANTOR:

Address of Guarantor:	LIONBRIDGE TECHNOLOGIES, INC.,
1050 Winter Street	a Delaware corporation
Waltham, Massachusetts 02451

By:
	Name:	David W. Dahn
	Its:	Treasurer

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